UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 3, 2011

FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland	001-31305	98-0607469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Rue de Lausanne, CH-1202, Geneva, Switzerland	1202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 22 741 8000
Not applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 3, 2011, the Company held its annual general meeting of shareholders at its offices in Baar, Switzerland.  For Proposal 1, each of the nominees for re-election as a director of the Company received the requisite number of votes for re-election.  For Proposals 2 through 8 and Proposal 10 presented at the annual general meeting of shareholders, each proposal was approved by the requisite number of votes of the Company's shareholders.  For Proposal 9, the voting results are set forth below.

The voting results for each Proposal at the annual general meeting were as follows:

					Broker
		For	Against	Abstentions	Non-Votes
1.	Re-Election of three directors, for terms expiring in 2014 (1)
a.	Clayton C. Daley, Jr.	67,106,690	323,604	106,949	14,392,431
b.	Edward G. Galante	67,109,273	321,495	106,475	14,392,431
c.	Raymond J. Milchovich	67,086,991	345,158	105,094	14,392,431

2.	Re-election of independent auditor for 2011–PricewaterhouseCoopers AG	80,959,183	798,708	171,783	0

3.	Ratification of appointment of independent registered public accounting firm for 2011– PricewaterhouseCoopers LLP	80,435,953	1,317,532	176,189	0

4.	Approval of 2010 Swiss Annual Report and Statutory Financial Statements for fiscal year 2010	81,357,087	308,339	264,248	0

5.	Discharge of liability for directors and executive officers for 2010	79,898,999	1,188,664	842,011	0

6.	Creation of authorized capital replacing the expired authorized capital	77,628,311	4,011,707	289,656	0

7.	Approval of capital reduction through cancellation of shares repurchased and an associated amendment to our Articles of Association to reduce our share capital	81,333,228	344,795	251,651	0

8.	Advisory Approval of Named Executive Officer Compensation	47,877,306	19,354,552	305,385	14,392,431

		One Year	Two Years	Three Years	Abstentions	Broker Non-Votes

9.	Advisory vote on the frequency of future named executive officer compensation advisory votes	60,870,875	246,580	6,297,146	122,642	14,392,431

					Broker
		For	Against	Abstentions	Non-Votes

10.	Re-allocation of free reserves to legal reserves from capital contribution	67,073,512	182,560	281,171	14,392,431

(1) In addition, the following directors continued to serve after the meeting: Eugene D. Atkinson, Umberto della Sala, Steven J. Demetriou, Stephanie Hanbury-Brown, Maureen B. Tart-Bezer and James D. Woods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

DATE: May 4, 2011	By:	/s/ Michelle K. Davies
Michelle K. Davies
Corporate Secretary